Exhibit 5.1

December 22, 2021

Cadre Holdings, Inc.

13386 International Parkway

Jacksonville, FL 32218

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel for Cadre Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (“Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 27,483,350 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) to be offered and sold by certain stockholders of the Company (the “Selling Stockholder Shares”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company as amended to date and currently in effect (the “Amended and Restated Certificate”); (ii) the Amended and Restated Bylaws of the Company currently in effect (the “Bylaws”); and (iii) the Registration Statement, in the form it is to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have also examined such other documents, papers, authorities, and statutes, and have made such inquiries of Company officers and representatives, as we have deemed necessary to form the basis of the opinions hereinafter set forth.

We have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.  As to certain facts material to this opinion, we have relied upon oral or

Cadre Holdings, Inc.

Re: Registration Statement on Form S-1

written statements and representations of officers and other representatives of the Company.  We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations, and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President